CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 22, 2008, accompanying the financial statements of Insured Municipals Income Trust, Series 501 and Missouri Insured Municipals Income Trust, Series 128 (included in Van Kampen Unit Trusts, Municipal Series 560) as of April 30, 2008, and for the period from May 18, 2005 (date of deposit) through April 30, 2006 and for each of the two years in the period then ended and the financial highlights for the period from May 18, 2005 (date of deposit) through April 30, 2006 and for each of the two years in the period ended April 30, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-122799) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
August 22, 2008